As filed with the Securities and Exchange Commission on December 1, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Ocean Power Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	22-2535818
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

28 Engelhard Drive, Suite B
Monroe Township, New Jersey 08831
(609) 730-0400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Philipp Stratmann
Chief Executive Officer

28 Engelhard Drive, Suite B

Monroe Township, New Jersey 08831
(609) 730-0400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kevin Poli
Porter Hedges LLP
1000 Main Street, 36th Floor
Houston, Texas 77002
Telephone: (713) 226-6682
Telecopy: (713) 228-1331

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company and an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, DATED DECEMBER 1, 2023

PROSPECTUS

OCEAN POWER TECHNOLOGIES, INC.

$100,000,000

Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants

Subscription Rights
Purchase Contracts
Units

We may offer from time to time debt securities, shares of our common stock, shares of our preferred stock, depositary shares, warrants, subscription rights, purchase contracts and units.

The aggregate initial offering price of the securities that we offer will not exceed $100,000,000. We will offer the securities in amounts, at prices and on terms to be determined at the time of the offering.

Our common stock is quoted on the NYSE American under the symbol “OPTT.” The last reported sale price of our common stock on November 27, 2023 was $0.30 per share.

The aggregate market value of our outstanding common stock held by non-affiliates was $17,487,005 based on 58,788,718 shares of outstanding common stock as of November 27, 2023, of which approximately 58,290,016 shares were held by non-affiliates, and based on the last reported sale price of our common stock as noted above. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities pursuant to this prospectus with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75,000,000. In the event that subsequent to the date of this prospectus, the aggregate market value of our outstanding common stock held by non-affiliates equals or exceeds $75,000,000, then the one-third limitation on sales shall not apply to additional sales made pursuant to this prospectus.

We will provide the specific terms of the offering in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement.

Investing in our securities involves significant risks that are described in the “Risk Factors” section beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2023.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. This prospectus, together with applicable prospectus supplements, any information incorporated by reference, and any related free writing prospectuses we file with the Commission, includes all material information relating to these offerings and securities. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus, including without limitation, a discussion of any risk factors or other special considerations that apply to these offerings or securities or the specific plan of distribution. If there is any inconsistency between the information in this prospectus and a prospectus supplement or information incorporated by reference having a later date, you should rely on the information in that prospectus supplement or incorporated information having a later date. We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Documents By Reference” and the additional information described under the heading “Where You Can Find More Information,” before buying any of the securities being offered.

You should rely only on the information we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus.

Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus and any prospectus supplement. We have filed and plan to continue to file other documents with the Commission that contain information about us and our business. Also, we will file legal documents that control the terms of the securities offered by this prospectus as exhibits to the reports that we file with the Commission. The registration statement and other reports can be read at the Commission website or at the Commission offices mentioned under the heading “Where You Can Find More Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

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ocean power technologies, Inc.

As used in this prospectus, unless otherwise indicated, “we,” “our,” “us,” “Company” or similar terms refer collectively to Ocean Power Technologies, Inc., and not the subsidiaries of Ocean Power Technologies, Inc.

We provide ocean data collection and reporting, marine power, offshore communications and Domain Awareness Systems products, integrated solutions, and consulting services. Our solutions focus on four major service areas: Data as a Service, which includes data collected by our Wave Adaptive Modular Vessel (WAM-V®) autonomous vehicles or our PowerBuoy® product lines; Robotics as a Service, which provides a lower cost subscription model for our customers to access use of our WAM-V’s®; Power as a Service, which includes our PowerBuoy® products; and our Strategic Consulting Services.

We offer our products and services to a wide-range of customers, including those in government and offshore energy, oil and gas, construction, wind power and other industries. We are involved in the entire life cycle of product development, from product design through manufacturing, testing, deployment, maintenance and upgrades, while working closely with partners across our supply chain. Our solutions are based on technologies that enable autonomous, zero or low carbon emitting, and cost effective data collection, analysis, transportation and communication. Our solutions are primarily suited to ocean and other offshore environments, and support generation of actionable intelligence on a standalone basis or working with other data sources. We then channel the information we collect, and other communications, through control equipment linked to edge computing and cloud hosting environments.

Our goal is to generate most of our revenues from the sale or lease of our products and solutions, and sales of services to support our business operations. As we continue to develop and commercialize our products and services, we expect to have a net decrease in cash due to the use of cash from operating activities unless and until we achieve positive cash flow from the commercialization of products, solutions and services.

We were incorporated under the laws of the State of New Jersey in April 1984 and began commercial operations in 1994. On April 23, 2007, we reincorporated in the State of Delaware. Our principal executive offices are located at 28 Engelhard Drive, Suite B, Monroe Township, New Jersey. Our telephone number is (609) 730-0400. We maintain a website at www.oceanpowertechnologies.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information discussed in this prospectus, our filings with the SEC and our public releases include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), or in releases made by the SEC. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of us to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws.

The forward-looking statements contained in or incorporated by reference into this prospectus are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control, including:

●	our ability to develop, market and commercialize our products, and achieve and sustain profitability;
●	our continued development of our proprietary technologies, and expected continued use of cash from operating activities unless or until we achieve positive cash flow from the commercialization of our products and services;
●	our ability to obtain additional funding, as and if needed, which will be subject to several factors, including market conditions, and our operating performance;
●	our history of operating losses, which we expect to continue for at least the short term and possibly longer;
●	our ability to manage and mitigate risks associated with our internal cyber security protocols and protection of the data we collect and distribute;
●	our ability to protect our intellectual property portfolio;
●	the impact of inflation related to the U.S. dollar on our business, operations, customers, suppliers and manufacturers and personnel;
●	our ability to meet product development, manufacturing and customer delivery deadlines may be impacted by disruptions to our supply chain, primarily related to labor shortages and manufacturing and transportation delays both here in the U.S. and abroad;
●	our acquisitions and our ability to integrate them into our operations which may be unsuccessful or expose us to unforeseen liabilities, and may use significant resources;
●	our estimates regarding future expenses, revenues, and capital requirements;
●	our ability to identify and penetrate markets for our products, services, and solutions;
●	our ability to effectively respond to competition in our targeted markets;
●	our ability to establish relationships with our existing and future strategic partners which may not be successful;
●	our ability to maintain the listing of our common stock on the NYSE American;
●	the reliability of our technology, products and solutions;
●	our ability to increase or more efficiently utilize the power available from our PowerBuoy® product line;
●	changes in current legislation, regulations and economic conditions that affect the demand for, or restrict the use of our products;
●	the risks related to the actions of Paragon Technologies, Inc. in connection with its threatened proxy contest against us and the related litigation brought against us, including the amount of related costs incurred by us and the disruption caused to our business activities by these actions;
●	our ability to hire and retain key personnel, including senior management, to achieve our business objectives; and
●	our ability to establish and maintain commercial profit margins.

Many of these factors are beyond our ability to control or predict. These factors are not intended to represent a complete list of the general or specific factors that may affect us.

In addition, management’s assumptions about future events may prove to be inaccurate. All readers are cautioned that the forward-looking statements contained in this prospectus and in the documents incorporated by reference into this prospectus are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or that the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors described in “Risk Factors” included elsewhere in this prospectus and in the documents that we include in or incorporate by reference into this prospectus, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2023 and our subsequent SEC filings. All forward-looking statements speak only as of the date they are made. We do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus forms a part of a registration statement on Form S-3 we filed with the SEC. This prospectus does not contain all of the information found in the registration statement. For further information regarding us and our securities, you may desire to review the full registration statement, including its exhibits and schedules, filed under the Securities Act, as well as our proxy statement, annual, quarterly and other reports and other information we file with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website on the Internet at www.sec.gov that contains reports, proxy and information statements, and other information regarding companies that file electronically with the SEC. We maintain a website on the Internet at www.oceanpowertechnologies.com. Our registration statement, of which this prospectus constitutes a part, can be downloaded from the SEC’s website or from our website at www.oceanpowertechnologies.com. Information on the SEC website, our website or any other website is not incorporated by reference in this prospectus and does not constitute part of this prospectus.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, which have previously been filed by us with the SEC under the Exchange Act, are incorporated herein by reference:

● our Annual Report on Form 10-K for the fiscal year ended April 30, 2023, filed with the SEC on July 28, 2023, as amended on August 28, 2023 (File No. 001-33417);

● our Quarterly Report on Form 10-Q for the quarter ended July 31, 2023, filed with the SEC on September 13, 2023 (File No. 001-33417);

● our Current Reports on Form 8-K, filed with the SEC on June 8, 2023, June 9, 2023, June 30, 2023, August 7, 2023, September 8, 2023, September 13, 2023, October 12, 2023, October 24, 2023, October 25, 2023, November 7, 2023 and November 16, 2023 (File No. 001-33417) and our Current Report on Form 8-K/A on June 30, 2023 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K); and

● the description of our common stock set forth in our registration statement on Form 8-A filed on April 18, 2007 (File No. 001-33417) and in any and all subsequent amendments and reports filed for the purpose of updating that description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K and any corresponding information furnished under Item 9.01 or included as an exhibit) after the date of the initial registration statement of which this prospectus forms a part and until the termination of the offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a free copy of these filings, other than any exhibits, unless the exhibits are specifically incorporated by reference into this prospectus, by writing or telephoning us at the following address:

Ocean Power Technologies, Inc.
28 Engelhard Drive, Suite B

Monroe Township, New Jersey 08831
Attention: Chief Financial Officer
(609) 730-0400

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those risk factors included in our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K or any amendment or update thereto reflected in our subsequent Commission filings, in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our securities could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

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USE OF PROCEEDS

Unless we inform you otherwise in the prospectus supplement or any pricing supplement, we will use the net proceeds from the sale of the securities offered by us to build additional products and solutions to meet market demand, further advance the development of new products and solutions, engage in corporate development and merger and acquisition activities, for working capital needs, capital expenditures, repayment or refinancing of indebtedness, repurchases and redemptions of securities, and for other general corporate purposes. The amounts and timing of these expenditures will depend on a number of factors, such as the timing, scope, progress and results of our sales, research and development efforts, the timing and progress of any partnering efforts, and the regulatory and competitive environment. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of indebtedness.

DILUTION

Our net tangible book value at July 31, 2023, was approximately $26.1 million, or approximately $0.44 per share of common stock. Net tangible book value per share of common stock is determined by dividing our tangible net worth, which is tangible assets less liabilities, by the total number of shares of our common stock outstanding. If we offer shares of our common stock, purchasers of our common stock in that offering may experience immediate dilution in net tangible book value per share. The prospectus supplement relating to an offering of shares of our common stock will set forth the information regarding any dilutive effect of that offering.

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DESCRIPTION OF DEBT SECURITIES

The following is a general description of the debt securities that we may issue from time to time. The particular terms relating to each debt security, which may be different from or in addition to the terms described below, will be set forth in a prospectus supplement relating to such securities.

The debt securities will be our direct obligations. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The senior subordinated debt securities will have a junior position to all of our senior debt, which is generally defined in both the subordinated debt indenture and senior subordinated debt indenture to include all debt other than debt that is expressly subordinated to or pari passu with the subordinated debt securities or senior subordinated debt securities, as the case may be. The subordinated debt securities will have a junior position to all of our senior debt and all of our senior subordinated debt. The senior debt securities will be issued under a senior debt indenture, the senior subordinated debt securities will be issued under a senior subordinated debt indenture, and the subordinated debt securities will be issued under a subordinated debt indenture. The indentures will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The type and terms of the debt securities we offer under this prospectus may be limited by the other debt instruments to which we are a party at the time of the offering.

Any securities we issue will be structurally subordinated to the indebtedness and other liabilities, if any, of our subsidiaries, including claims of our subsidiaries’ creditors, and any taxing authorities. Any claims we have as an unsecured creditor of one of our subsidiaries would be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to the indebtedness held by us.

We have summarized below the material provisions of the three indentures. The summary is not complete and is subject in all respects to the provisions of and is qualified in its entirety by reference to the forms of indentures, which are filed as exhibits and incorporated by reference into the registration statement of which this prospectus forms a part. The prospectus supplement relating to the applicable issuance of debt securities will describe any significant differences between the indentures and the summary below. The forms of senior indenture, senior subordinated indenture and subordinated indenture are substantially the same, except for certain covenants of ours and provisions relating to subordination. You should read the indentures for provisions that may be important to you. The forms of indentures may be supplemented or revised in connection with the filing of a prospectus supplement with respect to a particular series of debt securities and such later version will govern any debt securities issued in conjunction with that prospectus supplement.

Terms Applicable to All Debt Securities

No Limit on Debt Amounts. The indentures do not limit the amount of debt that can be issued under the indentures. These amounts will be set from time to time by our board of directors.

Prospectus Supplements. The prospectus supplement relating to a series of debt securities will summarize the specific terms of such debt securities and the related offering including, with respect to each series of debt securities, some or all of the following, as well as any other material terms of the debt securities:

●	the title of the securities of the series (which title will distinguish the securities of the series from all other series of securities);

●	any limit upon the aggregate principal amount of the securities of the series which may be authenticated and delivered (which limit will not pertain to securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other securities of the series or any securities that are deemed never to have been authenticated and delivered);

●	the date or dates on which the principal of and premium, if any, on the securities of the series is payable or the method or methods of determination thereof;

●	the rate or rates at which the securities of the series will bear interest, if any, or the method or methods of calculating such rate or rates of interest, the date or dates from which such interest will accrue or the method or methods by which such date or dates will be determined, the dates on which any such interest will be payable, our right, if any, to defer or extend an interest payment date, the record date, if any, for the interest payable on any such security on any interest payment date, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

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●	the place or places where the principal of, premium, if any, and interest, if any, on securities of the series will be payable, any securities of the series may be surrendered for registration of transfer, securities of the series may be surrendered for exchange and notices and demands to or upon us in respect of the securities of the series and the indenture may be served and notices to holders will be published;

●	the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the other terms and conditions upon which, securities of the series may be redeemed, in whole or in part, at our option and, the manner in which the particular securities of such series (if less than all securities of such series are to be redeemed) are to be selected for redemption;

●	our right or obligation, if any, to redeem or purchase securities of the series pursuant to any sinking fund or analogous provisions or upon the happening of a specified event or at the option of a holder thereof, and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the other terms and conditions upon which, securities of the series will be redeemed or purchased, in whole or in part, pursuant to such obligation;

●	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which securities of the series will be issuable;

●	if other than U.S. dollars, the currency or currencies (including currency unit or units) in which the principal of, premium, if any, and interest, if any, on the securities of the series will be payable, or in which the securities of the series will be denominated, and the particular provisions applicable thereto;

●	if the payments of principal of, premium, if any, or interest, if any, on the securities of the series are to be made, at our election or the election of a holder, in a currency or currencies (including currency unit or units) other than that in which the securities of such series are denominated or designated to be payable, the currency or currencies (including currency unit or units) in which such payments are to be made, the terms and conditions of such payments and the manner in which the exchange rate with respect to such payments will be determined, and the particular provisions applicable thereto;

●	if the amount of payments of principal of, premium, if any, and interest, if any, on the securities of the series will be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on a currency or currencies (including currency unit or units) other than that in which the securities of the series are denominated or designated to be payable), the index, formula or other method by which such amounts will be determined and any special voting or defeasance provisions in connection therewith;

●	if other than the principal amount thereof, the portion of the principal amount of such securities of the series which will be payable upon declaration of acceleration thereof or the method by which such portion will be determined;

●	the person to whom any interest on any securities of the series will be payable;

●	provisions, if any, granting special rights to the holders of securities of the series upon the occurrence of such events as may be specified;

●	any deletions from, modifications of or additions to the events of default or covenants pertaining to the securities of the series;

●	under what circumstances, if any, and with what procedures and documentation we will pay additional amounts on the securities of the series held by a person who is not a U.S. person (including any definition of such term) in respect of taxes, assessments or similar charges withheld or deducted and, if so, whether we have the option to redeem such securities rather than pay such additional amounts (and the terms of any such option);

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●	the forms of the securities of the series;

●	the applicability, if any, of any means of defeasance or covenant defeasance as may be specified for the securities of such series;

●	if other than the trustee, the identity of the registrar, conversion agent (if any) and any paying agent;

●	if the securities of the series will be issued in whole or in part in global form, (A) the depositary for such global securities, (B) whether beneficial owners of interests in any securities of the series in global form may exchange such interests for certificated securities of such series, to be registered in the names of or to be held by such beneficial owners or their nominees and to be of like tenor of any authorized form and denomination, and (C) the circumstances under which any such exchange may occur;

●	the designation of the depositary with respect to the securities of the series;

●	any restrictions on the registration, transfer or exchange of the securities of the series;

●	if the securities of the series may be issued or delivered (whether upon original issuance or upon exchange of a temporary security of such series or otherwise), or any installment of principal or interest is payable, only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

●	if the securities of the series will be convertible into or for other of our securities or property, and any deletions from, modifications of or additions to the terms and conditions of any right to convert, exercise or exchange securities of the series into or for other of our securities or property;

●	whether the securities of the series are secured or unsecured, and if secured, the security and related terms in connection therewith (which will be provided for in a separate security agreement and/or other appropriate documentation); and

●	any other terms of the securities of the series, including any terms which may be required by or advisable under United States laws or regulations or advisable (as we may determine) in connection with the marketing of securities of the series.

Unless otherwise provided in an applicable indenture relating to debt securities, the debt securities will be issued in the form of one or more fully registered global securities that will be deposited with and registered in the name of a depositary or its nominee. Upon issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, participants’ accounts with the principal amount of the debt security beneficially owned by such participants. Each person owning a beneficial interest in a registered global security will have to rely on the procedures of the depositary for such registered global security to exercise any rights of a holder under the applicable indenture. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange and any expenses payable in connection with any registration of transfer or exchange of debt securities, other than exchanges not involving any transfer, such as the issuance of definitive securities in replacement of temporary securities or the issuance of new securities upon surrender of a security that is transferred or redeemed in part.

A series of debt securities may be issued under the relevant indenture as original issue discount securities, which are securities that are offered and sold at a discount from their stated principal amount. In addition, debt securities offered and sold at their stated principal amount may under some circumstances, pursuant to applicable Treasury Regulations, be treated as issued at an original issue discount for federal income tax purposes. Federal income tax consequences and other special considerations applicable to any such original issue discount securities (or other debt securities treated as issued at an original issue discount) will be described in the prospectus supplement relating to those securities.

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Covenants. We will agree in the indentures with respect to any series of debt securities to:

●	pay the principal, interest and any premium on the securities of the series when due;

●	maintain an office or agency where the securities of the series may be surrendered for registration of transfer, exchange, payment or conversion (if the debt securities are convertible) and where notices and demands to or upon us in respect of the securities of the series and the relevant indenture may be served;

●	prepare and file or deliver certain reports, as more fully specified in the relevant indenture, with the SEC, the trustee under the relevant indenture, and/or registered holders of the securities of the series, as the case may be;

●	deliver to the trustee under the relevant indenture, as more fully specified in that indenture, officers’ certificates relating to our compliance under the relevant indenture and the occurrence of any default or event of default under that indenture; and

●	unless our board of directors determines that it is no longer desirable in the conduct of our business and that there will be no adverse impact in any material respect to the holders of the securities of the series, subject to those exceptions as more fully specified in the relevant indenture, do or cause to be done all things necessary to preserve and keep in full force and effect our existence as a corporation and our rights (charter and statutory rights) and franchises.

Consolidation, Merger and Sale of Assets. We will agree in the indentures with respect to any series of debt securities that we will not consolidate with or merge into any other entity or transfer all or substantially all of our assets unless:

●	we are the surviving entity; or

●	the successor or surviving entity assumes all of our obligations under the securities of such series and the indentures pursuant to supplemental indentures in forms reasonably satisfactory to the trustee(s) under the relevant indentures and is organized or existing under the laws of the United States of America and any state thereof or the District of Columbia; and, in either case,

●	immediately after giving effect to such transaction, no event of default under the relevant indenture will have happened and be continuing.

Upon any such consolidation, merger or transfer of all or substantially all of our assets, the successor will be substituted for us under the indenture and we will be relieved of all obligations and covenants under the indenture with respect to such series of debt securities, except in the case of a lease of all or substantially all of our assets.

Satisfaction and Discharge. Upon our request, the relevant indenture will no longer be effective with respect to any series of debt securities for all but certain specified purposes if either:

●	all outstanding securities of that series have been delivered to the trustee for cancellation, we have paid all sums payable in respect of that series and we have delivered to the trustee a certificate and opinion of legal counsel that all conditions precedent to satisfaction and discharge have been fulfilled; or

●	the only securities that remain outstanding have, or within one year will, become due and payable or are to be called for redemption, we have deposited with the trustee funds that are sufficient to make all future payments, no default or event of default will have occurred and be continuing on the date of that deposit, we have paid all other sums payable in respect of that series, and we have delivered to the trustee a certificate and opinion of counsel that all conditions precedent to satisfaction and discharge have been fulfilled.

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Legal Defeasance and Covenant Defeasance. Under each indenture, we may elect with respect to a series of debt securities, at our option and subject to the satisfaction of the conditions described below, either:

●	to be deemed to have paid and discharged the entire indebtedness represented by the outstanding securities of the applicable series and to have satisfied all of our other obligations under the securities of the applicable series and under the provisions of the relevant indenture, which we refer to as legal defeasance; or

●	to be released from some of our obligations under the relevant indenture, which we refer to as covenant defeasance.

We can exercise legal or covenant defeasance with respect to any series of debt securities if the following conditions are met:

●	we irrevocably deposit with the applicable indenture trustee (or another trustee meeting certain eligibility requirements and agreeing to be bound by the applicable provisions of the relevant indenture), in trust, for the benefit of the holders of the applicable series of debt securities:

cash in United States dollars;

non-callable and non-redeemable direct obligations of the United States of America or of an agency or instrumentality controlled or supervised by the United States of America, in each instance, the payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America; or

a combination of the foregoing that, in each case, is sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, interest and premium, if any, on the outstanding debt securities of the applicable series on their stated maturity or applicable redemption date, as the case may be, and any mandatory sinking fund payments applicable to that particular series of debt securities on the day on which the payments are due;

●	we deliver to the trustee an opinion of counsel confirming that the holders of the outstanding securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance;

●	no default or event of default shall have occurred and be continuing on the date of the deposit of the amounts to be held in trust for the benefit of the holders (other than a default or event of default resulting from the borrowing of funds to be applied to the deposit) or in the case of any insolvency-related defaults, at any time in the period ending on the 91st day after the date of the deposit (or greater period of time in which any such deposit of trust funds may remain subject to bankruptcy or insolvency laws that apply to the deposit by us); and

●	we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to legal defeasance or covenant defeasance, as the case may be, have been complied with.

After satisfying the conditions for legal defeasance, the debt securities of the applicable series will be deemed outstanding only for limited purposes as more fully set forth in the relevant indenture. After legal defeasance, the holders of outstanding debt securities of the applicable series will have to rely solely on the deposits we make to the trust for repayment of such debt securities.

After satisfying the conditions for covenant defeasance, the debt securities of the applicable series will be deemed not outstanding for the purposes of the covenants from which we have been released but will continue to be deemed outstanding for all other purposes under the relevant indenture.

The prospectus supplement relating to a series of debt securities may describe additional provisions, if any, permitting legal defeasance or covenant defeasance, and any modifications to the provisions described above, with respect to the debt securities of a particular series.

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Information Concerning the Trustee. The prospectus supplement relating to a series of debt securities will include information concerning the trustee under the applicable indenture and our relationship with the trustee at the time any debt securities are offered. We may also maintain bank accounts, borrow money and have other banking or investment banking relationships with the trustee, or its affiliates, in the ordinary course of business.

Global Securities. The registered debt securities may be issued in the form of one or more fully registered global securities that will be deposited with and registered in the name of a depositary or in the name of a nominee for a depositary identified in the prospectus supplement relating to such debt securities. The specific terms of the depositary arrangement with respect to any debt securities to be represented by a registered global security will be described in the prospectus supplement relating to such debt securities. We anticipate that the description below will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security (“participants”) or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the principal amounts of the debt securities represented by the registered global security beneficially owned by such participants. Ownership of beneficial interests in such registered global security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for such registered global security or on the records of participants for interests of persons holding through participants.

So long as the depositary for a registered global security, or its nominee, is the registered owner of a registered global security, the depositary or the nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes. Except as set forth below, owners of beneficial interests in a registered global security will not:

●	be entitled to have the debt securities represented by such registered global security registered in their names;

●	receive or be entitled to receive physical delivery of such debt securities in definitive forms; or

●	be considered the owners of record or holders of the debt securities.

Each person owning a beneficial interest in a registered global security will have to rely on the procedures of the depositary for such registered global security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable indenture. We understand that under existing industry practices, if we were to request any action of holders, or if an owner of a beneficial interest in a registered global security desired to take any action that a holder is entitled to take under the applicable indenture, the depositary would authorize the participants holding the relevant beneficial interests to take such action, and such participants would authorize beneficial owners owning through such participants to take such action.

Principal of, interest and premium, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of such registered global security. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such registered global security.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payment of principal, interest or premium, if any, will immediately credit participants’ accounts with such payments in amounts proportionate to their respective beneficial interests in such registered global security as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in such a registered global security held by the participants will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.”

If the depositary notifies us that it is unwilling or unable to continue as depositary for the global security or if at any time the depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and such registration as a clearing agency is required by applicable law or regulation to serve as a depositary, and, in either situation, we do not appoint a successor depositary within 90 days, we will issue debt securities in certificated form in exchange for the global security. In addition, we may at any time in our sole discretion decide not to have any debt securities represented by a global security. In such event we will issue debt securities in certificated form in exchange for the global security. The debt securities in certificated form will be in the same minimal denominations and be of the same aggregate outstanding principal amount and tenor as the portion of each global security to be exchanged.

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Any debt securities issued in certificated form in exchange for a global security will be registered in such name or names as the depositary shall instruct the relevant trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in such registered global security.

If provided in a prospectus supplement relating to a series of debt securities, the debt securities of that series also may be issued in the form of one or more global securities that will be deposited with a common depositary identified in the prospectus supplement. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by a global security will be described in the prospectus supplement relating to that series.

Form, Exchange, Transfer. Unless otherwise specified in a prospectus supplement relating to a series of debt securities, debt securities will be issued in global form with accompanying book-entry procedures as outlined above. They also may be issued in registered form without coupons.

A holder of debt securities of any series may exchange the debt securities for other debt securities of the same series, in any authorized denomination and with the same terms and aggregate principal amount. The securities are transferable at the corporate trust office or corporate trust agency office of the trustee or at any transfer agent designated by us for that purpose. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange and any expenses payable in connection with any registration of transfer or exchange of debt securities, other than exchanges not involving any transfer, such as the issuance of definitive securities in replacement of temporary securities or the issuance of new securities upon surrender of a security that is redeemed in part.

Particular Terms of the Senior Debt Securities

Ranking of Senior Debt Securities. Unless otherwise specified in a prospectus supplement relating to a series of senior debt securities, the senior debt securities will constitute part of our senior debt and rank equally with all our other senior debt that is unsecured (and will effectively rank junior to any secured debt). In addition to senior debt securities offered under this prospectus, senior debt includes obligations under any credit facilities with banks or other institutional lenders. The senior debt securities will be senior to our senior subordinated debt and subordinated debt. Our obligations under the senior debt securities will be structurally subordinated to certain obligations of our subsidiaries.

Events of Default. The following, among others, are events of default under a series of senior debt securities:

●	we fail to pay the principal, premium, if any, or any sinking fund payment on any securities of that series when due;

●	we fail to pay interest on any securities of that series when due and that failure continues for a period of 30 days;

●	upon exercise of a holder’s conversion right, we fail to deliver conversion consideration in accordance with the indenture;

●	we fail to comply with our obligations in the event of a consolidation, merger or sale of assets, as set forth in the indenture;

●	we fail to observe or perform any other covenant or agreement in the senior indenture for the benefit of that series (other than a covenant or agreement with respect to which a failure to observe or perform is dealt with otherwise in the senior indenture or is expressly included in the senior indenture solely for the benefit of a series of debt securities other than such series of debt securities) and that failure continues for 90 days after we receive notice to comply from the trustee or holders of at least 25% in aggregate principal amount of the outstanding senior debt securities;

●	we fail to pay our indebtedness or to pay or discharge certain final judgments against us, as set forth in the indenture; and

●	certain events of bankruptcy or insolvency occur, whether voluntary or not.

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The indenture and the prospectus supplement relating to a series of senior debt securities may describe additional or different events of default that apply to that series. An event of default with respect to one series of senior debt securities will not necessarily constitute an event of default with respect to any other series of senior debt securities.

If a default or an event of default occurs and is continuing, the trustee will mail to the holders of senior debt securities of the affected series a notice to that effect within 90 days after the default occurs, if a responsible officer of the trustee under the indenture has actual knowledge of the default or event of default. Except in the case of a default in the payment of principal or interest, the trustee under the senior indenture may withhold notice if, and so long as, a committee of the trustee’s responsible officers in good faith determines that withholding the notice is in the interests of the holders.

If an event of default with respect to one or more series of senior debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding senior debt securities of all series with respect to which the event of default occurs and is continuing, treating all those series as a single class, may declare all the principal of, accrued and unpaid interest or premium (or a lesser amount as may be provided for in the senior debt securities of the series), if any, of all the senior debt securities of those series to be immediately due and payable. The holders of a majority in aggregate principal amount of the then outstanding senior debt securities of all series covered by such declaration may annul or rescind the declaration and any related payment default that resulted from the declaration but not any other payment default. Certain events of bankruptcy and insolvency will result in all outstanding series of senior debt securities becoming due and payable immediately without any further action on the part of the trustee or the holders.

The senior indenture entitles the trustee to be indemnified by the holders before proceeding to exercise any right or power at the request of any of the holders.

The holders of a majority in principal amount of the outstanding senior debt securities of all series with respect to which an event of default occurs and is continuing, treating all those series as a single class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust power conferred on it, except that:

●	the direction cannot conflict with any law or regulation or the indenture;

●	the trustee may take any other action deemed proper by the trustee that is not inconsistent with the direction; and

●	the trustee need not take any action that might subject it to personal liability or be unduly prejudicial to the holders of the senior debt securities not joining in the action.

A holder may pursue a remedy directly under the senior indenture or a particular series of senior debt securities but, before doing so, the following must occur:

●	the holder must give to the trustee written notice that an event of default has occurred and is continuing;

●	the holders of at least 25% in principal amount of the then outstanding senior debt securities of all affected series, treating all those series as a single class, must make a written request to the trustee to pursue the remedy;

●	the holder, or holders, must offer and, if requested, provide to the trustee an indemnity satisfactory to the trustee against any loss, liability or expense from the taking of the action;

●	the trustee does not comply with the request within 60 days after receipt of the request and offer and, if requested, the provision of indemnity; and

●	during the 60-day period, the holders of a majority in principal amount of the then outstanding senior debt securities of all those series, treating all those series as a single class, do not give the trustee a direction inconsistent with the written request.

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However, holders have an absolute right to receipt of principal, interest or premium, if any, on or after the respective due dates and to institute suit for the enforcement of those payments. The right of a holder of senior debt securities to bring suit for the enforcement of any payments of principal, interest or premium, if any, on senior debt securities on or after the respective due dates may not be impaired or affected without the consent of that holder.

The holders of a majority in principal amount of the senior debt securities then outstanding of all affected series, treating all such series as a single class, may, by notice to the trustee on behalf of all holders of the senior debt securities of all those series, waive any past defaults, except:

●	a continuing default in payment of the principal of, interest or premium, if any, on, or any sinking fund payment on, senior debt securities of the series;

●	a continuing default in respect of a covenant or provision of the indenture that cannot be amended or modified without the consent of each holder of senior debt securities affected;

●	one arising from a failure to pay or deliver to converting holders consideration due upon conversion; and

●	in respect of a covenant or provision that under the senior indenture cannot be modified or amended without the consent of the holder of each outstanding note affected.

We periodically will file statements with the trustees regarding our compliance with covenants in the senior indenture.

Modifications and Amendments. Except as provided below, or more fully specified in the senior indenture and described in the applicable prospectus supplement, the senior indenture may be amended or supplemented by us and the trustee with the consent of holders of a majority in principal amount of all series of senior debt securities affected by the amendment or supplement, treating all such series as a single class. In addition, the record holders of a majority in principal amount of the outstanding senior debt securities of all series affected by the waiver, treating all such series as a single class, may, with respect to those series, waive defaults under, or compliance with, the provisions of the senior indenture. Some amendments or waivers, however, require the consent of each holder of any senior debt security affected. Without the consent of each affected holder, an amendment or waiver regarding a series of senior debt securities may not:

●	change the maturity date, or the payment date of any installment interest on, any securities;

●	reduce the principal amount of, or interest on, any securities;

●	change the place, manner or currency of payment of principal of, or interest on, any securities;

●	impair the right to institute a suit for the enforcement of any payment on, or with respect to, or of the conversion of, any security;

●	change the ranking of the securities in a manner adverse to the holders of securities;

●	adversely affect the right of holders of securities to convert their securities in accordance with the indenture, or reduce the amount of consideration due upon conversion;

●	reduce the percentage in aggregate principal amount of outstanding securities whose holders must consent to a modification or amendment of the indenture or the securities;

●	reduce the percentage in aggregate principal amount of outstanding securities whose holders must consent to a waiver of compliance with any provision in the indenture, or the securities or a waiver of any default or event of default; or

●	modify the applicable provisions of the indenture, except to increase the percentage required for modification or waiver or to provide for the consent of each affected holder.

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We and the trustee under the senior indenture may amend or supplement the senior indenture or the senior debt securities issued thereunder without notice to or the consent of any holder to:

●	provide for the assumption by a successor company of the Company’s obligations under the securities and the indenture;

●	add guarantees with respect to the securities;

●	secure the securities;

●	add to the covenants for the benefit of the holders or surrender any right or power conferred upon the Company;

●	make any change, including to cure any omission, ambiguity, manifest error or defect or to correct any inconsistency in the indenture that does not adversely affect the rights of any holder in any material respect;

●	comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act or with the rules of any applicable securities depositary;

●	provide for the issuance of and establish the form and terms and conditions of the securities of any series, to establish the form of any certifications required to be furnished, or to add to the rights of the holders of any series of securities;

●	add additional events of default;

●	evidence the acceptance or appointment of a successor trustee or to add an additional trustee or agent in accordance with the indenture; or

●	conform the provisions of the indenture and the securities to the “Description of Notes” section as set forth in a preliminary prospectus supplement related to the offering and sale of the securities, as supplemented by the related pricing term sheet.

Particular Terms of the Senior Subordinated Debt Securities

Ranking of Senior Subordinated Debt Securities. As described below, the senior subordinated debt securities will rank senior to any subordinated debt securities and will be subordinated and junior in right of payment to any senior debt securities issued by us, as well as certain other indebtedness incurred by us to the extent set forth in the applicable indenture and described in the prospectus supplement relating to a series of senior subordinated debt securities. Unless the prospectus supplement relating to a series of senior subordinated debt securities indicates otherwise, the following description will apply to our senior subordinated debt securities.

Subordination. Our obligations under the senior subordinated debt securities will be subordinated in right of payment to our obligations under our senior debt and will be structurally subordinated to certain obligations of our subsidiaries, including claims payable. In the indenture relating to the senior subordinated securities, we will agree not to create, incur or otherwise be liable for any other indebtedness that ranks junior to the senior debt in right of payment, but senior to the senior subordinated securities. For this purpose, “senior debt” generally includes any indebtedness that does not expressly provide that it is on a parity with or subordinated in right of payment to the senior subordinated debt securities. Specifically, senior debt includes obligations under any credit facility with banks or other institutional lenders and obligations under the senior debt securities described in this prospectus. Senior debt will not include:

●	any liability for federal, state, local or other taxes;

●	any indebtedness to any of our subsidiaries or other affiliates;

●	any trade payables;

●	any indebtedness that we may incur in violation of the senior subordinated indenture; or

●	obligations under any subordinated debt securities.

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If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior debt before we pay the principal of, or make any other payment on, the senior subordinated debt securities. The provisions of the senior subordinated debt indenture providing these payment restrictions will not limit the right, if any, of a holder of senior subordinated debt securities to convert the debt securities into equity securities.

We may not make any payment on the senior subordinated debt securities if a default in the payment of the principal, interest or premium, if any, including a default under any repurchase or redemption obligation in respect of designated senior debt, occurs and continues beyond any applicable grace period. We may not make any payment on the senior subordinated debt securities if any other default occurs and continues with respect to designated senior debt that permits holders of the designated senior debt to accelerate its maturity and the trustee receives a notice of default from any person permitted to give notice. We may not resume payments on the senior subordinated debt securities until the defaults are cured or specified time periods pass, unless the senior debt is paid in full. The provisions of the senior subordinated debt indenture providing these payment restrictions will not limit the right, if any, of a holder of senior subordinated debt securities to convert the debt securities into equity securities.

The term “designated senior debt” means our obligations under our principal bank or other institutional credit facility, if any, and any other debt expressly designated as senior debt with respect to the applicable senior subordinated debt securities.

We expect that the terms of some of our senior debt will provide that an event of default under the senior subordinated debt securities or an acceleration of their maturity will constitute an event of default under the senior debt. In that case, if the maturity of the senior subordinated debt securities is accelerated because of an event of default, we may not make any payment on the senior subordinated debt securities until we have paid all senior debt or the acceleration has been rescinded. If the payment of the senior subordinated debt securities is accelerated because of an event of default, we must promptly notify the holders of senior debt of the acceleration.

If we experience a bankruptcy, dissolution or reorganization, holders of senior debt may receive more, ratably, and holders of the senior subordinated debt securities may receive less, ratably, than our other creditors.

The indenture for senior subordinated debt securities may not limit our ability to incur additional senior debt.

Events of Default. The following, among others, are events of default under a series of senior subordinated debt securities:

●	we fail to pay the principal, premium, if any, or any sinking fund payment on any securities of that series when due;

●	we fail to pay interest on any securities of that series when due and that failure continues for a period of 30 days;

●	upon exercise of a holder’s conversion right, we fail to deliver conversion consideration in accordance with the indenture;

●	we fail to comply with our obligations in the event of a consolidation, merger or sale of assets, as set forth in the indenture;

●	we fail to observe or perform any other covenant or agreement in the senior subordinated indenture for the benefit of that series (other than a covenant or agreement with respect to which a failure to observe or perform is dealt with otherwise in the senior subordinated indenture or is expressly included in the senior subordinated indenture solely for the benefit of a series of debt securities other than such series of debt securities) and that failure continues for 90 days after we receive notice to comply from the trustee or holders of at least 25% in aggregate principal amount of the outstanding senior subordinated debt securities;

●	we fail to pay our indebtedness or to pay or discharge certain final judgments against us, as set forth in the indenture; and

●	certain events of bankruptcy or insolvency occur, whether voluntary or not.

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The indenture and prospectus supplement relating to a series of senior subordinated debt securities may describe additional or different events of default that apply to that series. An event of default with respect to one series of senior subordinated debt securities will not necessarily constitute an event of default with respect to any other series of senior subordinated debt securities.

If a default or an event of default occurs and is continuing, the trustee will mail to the holders of senior subordinated debt securities of the affected series a notice to that effect within 90 days after the default occurs, if a responsible officer of the trustee under the indenture has actual knowledge of the default or event of default.

Except in the case of a default in the payment of principal or interest, the trustee under the senior subordinated indenture may withhold notice if, and so long as, a committee of the trustee’s responsible officers in good faith determines that withholding the notice is in the interests of the holders.

If an event of default with respect to one or more series of senior subordinated debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding senior subordinated debt securities of all series with respect to which the event of default occurs and is continuing, treating all those series as a single class, may declare all the principal of, accrued and unpaid interest and premium (or such lesser amount as may be provided for in the senior subordinated debt securities of the series), if any (subject to applicable subordination provisions in the senior subordinated indenture) of all the senior subordinated debt securities of those series, to be immediately due and payable. The holders of a majority in aggregate principal amount of the then outstanding senior subordinated debt securities of all series covered by such declaration may annul and rescind the declaration and any related payment default that resulted from the declaration but not any other payment default. Certain events of bankruptcy and insolvency will result in all outstanding series of senior subordinated debt securities becoming due and payable immediately without any further action on the part of the trustee or the holders.

The senior subordinated indenture entitles the trustee to be indemnified by the holders before proceeding to exercise any right or power at the request of any of the holders.

The holders of a majority in principal amount of the outstanding senior subordinated debt securities of all series with respect to which an event of default occurs and is continuing, treating all those series as a single class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust power conferred on it, except that:

●	the direction cannot conflict with any law or regulation or the indenture;

●	the trustee may take any other action deemed proper by the trustee that is not inconsistent with the direction; and

●	the trustee need not take any action that might subject it to personal liability or be unduly prejudicial to the holders of the senior subordinated debt securities not joining in the action.

A holder may pursue a remedy directly under the senior subordinated indenture or a particular series of senior subordinated debt securities but, before doing so, the following must occur:

●	the holder must give to the trustee written notice that an event of default has occurred and is continuing;

●	the holders of at least 25% in principal amount of the then outstanding senior subordinated debt securities of all affected series, treating all those series as a single class, must make a written request to the trustee to pursue the remedy;

●	the holder, or holders, must offer and, if requested, provide to the trustee an indemnity satisfactory to the trustee against any loss, liability or expense from the taking of the action;

●	the trustee does not comply with the request within 60 days after receipt of the request and offer and, if requested, the provision of indemnity; and

●	during the 60-day period, the holders of a majority in principal amount of the then outstanding senior subordinated debt securities of all affected series, treating all those series as a single class, do not give the trustee a direction inconsistent with the written request.

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However, holders have an absolute right to receipt of principal, interest or premium, if any, on or after the respective due dates and to institute suit for the enforcement of those payments. The right of a holder of senior subordinated debt securities to bring suit for the enforcement of any payments of principal, interest or premium, if any, on senior subordinated debt securities on or after the respective due dates, without regard to acceleration or default, may not be impaired or affected without the consent of that holder.

The holders of a majority in principal amount of the senior subordinated debt securities then outstanding of all affected series, treating all those series as a single class, may, by notice to the trustee on behalf of all holders of the senior subordinated debt securities of those series, waive any past defaults, except:

●	a continuing default in payment of the principal of, interest or premium, if any, on, or any sinking fund payment on, senior subordinated debt securities of the series;

●	a continuing default in respect of a covenant or provision of the indenture that cannot be amended or modified without the consent of each holder of senior subordinated debt securities affected;

●	one arising from a failure to pay or deliver to converting holders consideration due upon conversion; and

●	in respect of a covenant or provision that under the senior subordinated indenture cannot be modified or amended without the consent of the holder of each outstanding note affected.

We periodically will file statements with the trustees regarding our compliance with covenants in the senior subordinated indenture.

Modifications and Amendments. Except as provided below, or more fully specified in the senior subordinated indenture and described in the applicable prospectus supplement, the senior subordinated indenture may be amended or supplemented by us and the trustee with the consent of holders of a majority in principal amount of all series of senior subordinated debt securities affected by the amendment or supplement, treating all such series as a single class. In addition, the record holders of a majority in principal amount of the outstanding senior subordinated debt securities of all series affected by the waiver, treating all such series as a single class, may, with respect to those series, waive defaults under, or compliance with, the provisions of the senior subordinated indenture. Some amendments or waivers, however, require the consent of each holder of any senior subordinated debt security affected. Without the consent of each affected holder, an amendment or waiver regarding a series of senior subordinated debt securities may not:

●	change the maturity date, or the payment date of any installment interest on, any securities;

●	reduce the principal amount of, or interest on, any securities;

●	change the place, manner or currency of payment of principal of, or interest on, any securities;

●	impair the right to institute a suit for the enforcement of any payment on, or with respect to, or of the conversion of, any security;

●	change the ranking of the securities in a manner adverse to the holders of securities;

●	adversely affect the right of holders of securities to convert their securities in accordance with the indenture, or reduce the amount of consideration due upon conversion;

●	reduce the percentage in aggregate principal amount of outstanding securities whose holders must consent to a modification or amendment of the indenture or the securities;

●	reduce the percentage in aggregate principal amount of outstanding securities whose holders must consent to a waiver of compliance with any provision in the indenture, or the securities or a waiver of any default or event of default; or

●	modify the applicable provisions of the indenture, except to increase the percentage required for modification or waiver or to provide for the consent of each affected holder.

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We and the trustee under the senior subordinated indenture may amend or supplement the senior subordinated indenture or the senior subordinated debt securities of any series issued thereunder without the consent of any holder to:

●	provide for the assumption by a successor company of the Company’s obligations under the securities and the indenture;

●	add guarantees with respect to the securities;

●	secure the securities;

●	add to the covenants for the benefit of the holders or surrender any right or power conferred upon the Company;

●	make any change, including to cure any omission, ambiguity, manifest error or defect or to correct any inconsistency in the indenture that does not adversely affect the rights of any holder in any material respect;

●	comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act or with the rules of any applicable securities depositary;

●	provide for the issuance of and establish the form and terms and conditions of the securities of any series, to establish the form of any certifications required to be furnished, or to add to the rights of the holders of any series of securities;

●	add additional events of default;

●	evidence the acceptance or appointment of a successor trustee or to add an additional trustee or agent in accordance with the indenture; or

●	conform the provisions of the indenture and the securities to the “Description of Notes” section as set forth in a preliminary prospectus supplement related to the offering and sale of the securities, as supplemented by the related pricing term sheet.

Particular Terms of the Subordinated Debt Securities

Ranking of Subordinated Debt Securities. The subordinated debt securities will be subordinated and junior in right of payment to any senior debt securities and senior subordinated debt securities issued by us, as well as certain other indebtedness incurred by us to the extent set forth in the applicable indenture described in the prospectus supplement relating to a series of subordinated debt securities.

Subordination. Unless the prospectus supplement relating to a series of subordinated debt securities indicates otherwise, the subordination provisions of the subordinated debt securities will be the same as those of the senior subordinated debt securities just described, except that:

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●	“Senior debt” will include our obligations under the senior subordinated debt securities, as well as under the other debt specified above, including the “designated senior debt;” and

●	different series of subordinated debt securities may rank senior to other series. In that case, our obligations under the higher-ranking series will be “senior debt” in relation to the lower-ranking series, as set forth in the prospectus supplement.

The subordinated indenture does not limit the amount of additional senior debt that we may incur. We expect from time to time to incur additional indebtedness constituting senior debt.

Events of Default. The following, among others, are events of default under a series of subordinated debt securities:

●	we fail to pay the principal, premium, if any, or any sinking fund payment on any securities of that series when due;

●	we fail to pay interest on any securities of that series when due and that failure continues for a period of 30 days;

●	upon exercise of a holder’s conversion right, we fail to deliver conversion consideration in accordance with the indenture;

●	we fail to comply with our obligations in the event of a consolidation, merger or sale of assets, as set forth in the indenture;

●	we fail to observe or perform any other covenant or agreement in the subordinated indenture for the benefit of that series (other than a covenant or agreement with respect to which a failure to observe or perform is dealt with otherwise in the subordinated indenture or is expressly included in the subordinated indenture solely for the benefit of a series of debt securities other than such series of debt securities) and that failure continues for 90 days after we receive notice to comply from the trustee or holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities;

●	we fail to pay our indebtedness or to pay or discharge certain final judgments against us, as set forth in the indenture; and

●	certain events of bankruptcy or insolvency occur, whether voluntary or not.

The indenture and prospectus supplement relating to a series of subordinated debt securities may describe additional or different events of default that apply to that series. An event of default with respect to one series of subordinated debt securities will not necessarily constitute an event of default with respect to any other series of subordinated debt securities.

If a default or an event of default occurs and is continuing, the trustee will mail to the holders of subordinated debt securities of the affected series a notice to that effect within 90 days after the default occurs, if a responsible officer of the trustee under the indenture has actual knowledge of the default or event of default. Except in the case of a default in the payment of principal or interest, the trustee under the subordinated indenture may withhold notice if, and so long as, a committee of the trustee’s responsible officers in good faith determines that withholding the notice is in the interests of the holders.

If an event of default with respect to one or more series of subordinated debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding subordinated debt securities of all series with respect to which the event of default occurs and is continuing, treating all those series as a single class, may declare all the principal of, accrued and unpaid interest and premium (or a lesser amount as may be provided for in the subordinated debt securities of the series), if any, (subject to applicable subordination provisions in the relevant indenture) of all the subordinated debt securities of those series to be immediately due and payable. The holders of a majority in aggregate principal amount of the then outstanding subordinated debt securities of all series covered by such declaration may annul and rescind the declaration and any related payment default that resulted from the declaration but not any other payment default. Certain events of bankruptcy and insolvency will result in all outstanding series of subordinated debt securities becoming due and payable immediately without any further action on the part of the trustee or the holders.

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The subordinated indenture entitles the trustee to be indemnified by the holders before proceeding to exercise any right or power at the request of any of the holders.

The holders of a majority in principal amount of the outstanding subordinated debt securities of all series with respect to which an event of default occurs and is continuing and that rank equal with each other, treating all those series as a single class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust power conferred on it with respect to those series, except that:

●	the direction cannot conflict with any law or regulation or the subordinated indenture;

●	the trustee may take any other action deemed proper by the trustee that is not inconsistent with the direction; and

●	the trustee need not take any action that might subject it to personal liability or be unduly prejudicial to the holders of the subordinated debt securities not joining in the action.

A holder may pursue a remedy directly under the subordinated indenture or a particular series of subordinated debt securities but, before doing so, the following must occur:

●	the holder must give to the trustee written notice that an event of default has occurred and is continuing;

●	the holders of at least 25% in principal amount of the then outstanding subordinated debt securities of all affected series that rank equal with each other, treating all those series as a single class, must make a written request to the trustee to pursue the remedy;

●	the holder, or holders, must offer and, if requested, provide to the trustee an indemnity satisfactory to the trustee against any loss, liability or expense from the taking of the action;

●	the trustee does not comply with the request within 60 days after receipt of the request and offer and, if requested, the provision of indemnity; and

●	during the 60-day period, the holders of a majority in principal amount of the then outstanding subordinated debt securities of all those series, treating all those series as a single class, do not give the trustee a direction inconsistent with the written request.

However, holders have an absolute right to receipt of principal, interest and premium, if any, on or after the respective due dates and to institute suit for the enforcement of those payments. The right of a holder of subordinated debt securities to bring suit for the enforcement of any payments of principal, interest and premium, if any, on subordinated debt securities on or after the respective due dates may not be impaired or affected without the consent of that holder.

The holders of a majority in principal amount of the then outstanding subordinated debt securities of all affected series that rank equal with each other treating all such series as a single class, may, by notice to the trustee on behalf of all holders of the subordinated debt securities of such series, waive any past defaults, except:

●	a continuing default in payment of the principal of, interest or premium, if any, on, or any sinking fund payment on, subordinated debt securities of the series;

●	a continuing default in respect of a covenant or provision of the indenture that cannot be amended or modified without the consent of each holder of subordinated debt securities affected;

●	one arising from a failure to pay or deliver to converting holders consideration due upon conversion; and

●	in respect of a covenant or provision that under the subordinated indenture cannot be modified or amended without the consent of the holder of each outstanding note affected.

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We periodically will file statements with the trustee regarding our compliance with covenants in the subordinated indenture.

Modifications and Amendments. Except as provided below, or more fully specified in the subordinated indenture and described in the applicable prospectus supplement, the subordinated indenture may be amended or supplemented by us and the trustee with the consent of holders of a majority in principal amount of all affected series of subordinated debt securities that rank equal with each other, treating all such series as a single class. In addition, the record holders of a majority in principal amount of the outstanding subordinated debt securities of all series affected by the waiver that rank equal with each other, treating such series as a single class, may, with respect to those series, waive defaults under, or compliance with, the provisions of the subordinated indenture. Some amendments or waivers, however, require the consent of each holder of any subordinated debt security affected. Without the consent of each affected holder, an amendment or waiver regarding a series of subordinated debt securities may not:

●	change the maturity date, or the payment date of any installment interest on, any securities;

●	reduce the principal amount of, or interest on, any securities;

●	change the place, manner or currency of payment of principal of, or interest on, any securities;

●	impair the right to institute a suit for the enforcement of any payment on, or with respect to, or of the conversion of, any security;

●	change the ranking of the securities in a manner adverse to the holders of securities;

●	adversely affect the right of holders of securities to convert their securities in accordance with the indenture, or reduce the amount of consideration due upon conversion;

●	reduce the percentage in aggregate principal amount of outstanding securities whose holders must consent to a modification or amendment of the indenture or the securities;

●	reduce the percentage in aggregate principal amount of outstanding securities whose holders must consent to a waiver of compliance with any provision in the indenture, or the securities or a waiver of any default or event of default; or

●	modify the applicable provisions of the indenture, except to increase the percentage required for modification or waiver or to provide for the consent of each affected holder.

We and the trustee under the subordinated indenture may amend or supplement the subordinated indenture or the subordinated debt securities issued thereunder without the consent of any holder to:

●	provide for the assumption by a successor company of the Company’s obligations under the securities and the indenture;

●	add guarantees with respect to the securities;

●	secure the securities;

●	add to the covenants for the benefit of the holders or surrender any right or power conferred upon the Company;

●	make any change, including to cure any omission, ambiguity, manifest error or defect or to correct any inconsistency in the indenture that does not adversely affect the rights of any holder in any material respect;

●	comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act or with the rules of any applicable securities depositary;

●	provide for the issuance of and establish the form and terms and conditions of the securities of any series, to establish the form of any certifications required to be furnished, or to add to the rights of the holders of any series of securities;

●	add additional events of default;

●	evidence the acceptance or appointment of a successor trustee or to add an additional trustee or agent in accordance with the indenture; or

●	conform the provisions of the indenture and the securities to the “Description of Notes” section as set forth in a preliminary prospectus supplement related to the offering and sale of the securities, as supplemented by the related pricing term sheet.

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DESCRIPTION OF CAPITAL STOCK

In the discussion that follows, we have summarized selected provisions of our certificate of incorporation and bylaws. You should read our certificate of incorporation and bylaws as currently in effect for more details regarding the provisions we describe below and for other provisions that may be important to you. We have filed copies of those documents with the SEC, and they are incorporated by reference herein. Please read “Where You Can Find More Information.”

Authorized and Outstanding Capital Stock

The following description of our common stock and provisions of our certificate of incorporation and bylaws are summaries and are qualified by reference to our certificate of incorporation and bylaws, which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share, 100,000 of which are designated as Series A Participating Preferred Stock.

As of November 27, 2023, there were 58,788,718 shares of common stock outstanding, and no shares of preferred stock were issued or outstanding. As of November 27, 2023, there also were outstanding (i) options representing the right to purchase a total of 974, 291 shares of common stock at a weighted average exercise price of approximately $1.95 per share, (ii) unvested restricted stock units representing the right to acquire a total of 2,007,754 shares of common stock, and (ii) warrants to purchase up to 4,195,180 shares of our common stock which are exercisable at a price of $3.85.

Description of Common Stock

Voting. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election.

Dividends. Holders of common stock are entitled to receive proportionately any dividends that may be declared by our board of directors (“Board”), subject to any preferential dividend rights of outstanding preferred stock.

Liquidation and Distribution. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive proportionately our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. Our outstanding shares of common stock are, and the shares offered by us in this offering will be, when issued and paid for, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Anti-Takeover Effects of Delaware Law, Our Certificate of Incorporation and Our Bylaws

Delaware law, our certificate of incorporation and our bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board.

Removal of Directors

Our certificate of incorporation currently provides that directors may be removed only for cause and only by the affirmative vote of the holders of 75% of our shares of capital stock present in person or by proxy and entitled to vote. However, our Board approved an amendment to our bylaws that became effective on June 17, 2016, which permits our directors to be removed either for cause or without cause by our stockholders. At our annual meeting of stockholders for the year ended April 30, 2016 that was held on October 21, 2016 (the “2016 Annual Meeting”), we submitted a proposal to stockholders seeking stockholder approval to amend our certificate of incorporation to delete the reference to “for cause” in Section 6 of Article IX of the certificate of incorporation. This proposal to amend the certificate of incorporation did not receive the required affirmative vote of the holders of at least 75% of the outstanding shares of common stock entitled to vote at the meeting, so the proposal did not pass. However, we also submitted a proposal to stockholders at the 2016 Annual Meeting seeking approval to amend our certificate of incorporation to add a clause that specified that, to the fullest extent permitted by law, any provision in the Certificate of Incorporation that is contrary to a requirement of the Delaware General Corporate Law (the “DGCL”) shall be read in conformity with the applicable requirement of the DGCL. This second proposal only required the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote at the 2016 Annual Meeting, and it passed.

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Our Board takes the position that under current Delaware law, the “only for cause” provision in the certificate of incorporation regarding removal of the company’s directors is not enforceable and is therefore not in conformity with the applicable requirement of the DGCL. Accordingly, we will comply with the provisions of our bylaws, as amended and as described above, relating to director removal and will not seek to enforce that provision of our certificate of incorporation relating to stockholder removal of directors only for cause, as presently in effect. Under our certificate of incorporation and bylaws, any vacancy on our Board, including a vacancy resulting from an enlargement of our Board, may be filled only by vote of a majority of our directors then in office.

The limitations on the ability of our stockholders to remove directors and fill vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of us.

Stockholder Action by Written Consent; Special Meetings

Our certificate of incorporation provides that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Our certificate of incorporation and our bylaws also provide that, except as otherwise required by law, special meetings of our stockholders can only be called by our chairman of our Board, our chief executive officer, our president or our Board.

Advance Notice Requirements for Stockholder Proposals

Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to the Board. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board of Directors or by a stockholder of record on the record date for the meeting, that is entitled to vote at the meeting and that has delivered to our secretary a timely written notice in proper form of the stockholder’s intention to bring such business before the meeting, as well as having met certain other requirements specified in the bylaws. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities.

Delaware Business Combination Statute

We are subject to Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our Board or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

Section 382 Tax Benefits Preservation Plan

Our Board has approved the adoption of a tax benefits preservation plan in the form of a Section 382 Rights Agreement designed to protect and preserve our tax assets primarily associated with net operating loss carryforwards (“NOLs”) that could potentially be utilized in certain circumstances to offset our future taxable income and reduce its federal income tax liability.

Section 382 of the Internal Revenue Code imposes limitations on the future use of a company’s NOLs if it undergoes an “ownership change.” Our ability to benefit from its tax assets would be substantially limited by Section 382 if an “ownership change” occurred. A company experiences an “ownership change” for tax purposes if the percentage of stock owned by one or a group of its 5% stockholders (as defined for tax purposes) increases by more than 50 percentage points over a rolling three-year period over the lowest percentage of stock of such corporation owned by such stockholders at any time during that period.

Our tax benefits preservation plan is similar to those adopted by numerous other public companies with significant NOLs. In order to protect our NOLs from being limited or permanently lost under Section 382, the tax benefits preservation plan is intended to reduce the likelihood of an unintended “ownership change” occurring through the buying and selling of our common stock. This is accomplished by deterring any person or group from acquiring beneficial ownership of 4.99% or more of our outstanding common stock without the approval of the Board. Our tax benefits preservation plan does not, however, block anyone from buying or selling our common stock. Accordingly, there can be no assurance that the tax benefits preservation plan will prevent an “ownership change.”

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Under the terms of the tax benefits preservation plan, we distributed to our stockholders one preferred stock purchase right for each share of our common stock held as of the close of business on July 11, 2023. Any shares of common stock issued after the July 11, 2023 record date will be issued together with associated preferred stock purchase rights.

Under the tax benefits preservation plan, the rights will initially trade with our common stock. The rights will generally become exercisable only if a person (or any persons acting as a group) acquires beneficial ownership of 4.99% or more of our outstanding common stock, without the approval of the Board, after the first public announcement by us of the adoption of the tax benefits preservation plan. A person or group who acquires, without the approval of our Board, beneficial ownership of 4.99% or more of our outstanding common stock could be subject to significant dilution. If the preferred stock purchase rights become exercisable, all holders of rights, other than the person or group triggering the rights, will be entitled to purchase our common stock at a 50% discount. The Board also has the option to cause the exchange of one share of common stock for each preferred stock purchase right held. Preferred stock purchase rights held by the person or group triggering the rights will become null and void and will not be exercisable or transferable.

Stockholders who beneficially owned 4.99% or more of our outstanding common stock prior to the first public announcement by us of the adoption of the tax benefits preservation plan will not trigger any penalties under the tax benefits preservation plan so long as they do not acquire beneficial ownership of any additional shares of common stock (other than pursuant to a stock split, stock dividend, reclassification, or similar transaction effected by us) at a time when they still beneficially own 4.99% or more of such common stock. The Board also has the discretion to exempt any acquisition of our common stock from the provisions of the tax benefits preservation plan.

The preferred stock purchase rights and the tax benefits preservation plan will expire no later than June 29, 2026. The preferred stock purchase rights and the tax benefits preservation plan may also expire on an earlier date upon the occurrence of other events, including a determination by our Board that (i) the tax benefits preservation plan is no longer necessary for the preservation of our tax attributes, (ii) no tax attributes may be carried forward (with such expiration occurring as of the beginning of the applicable taxable year), or (iii) prior to the time any person or group acquires 4.99% or more of our common stock, that the tax benefits preservation plan and the preferred stock purchase rights are no longer in the best interests of us and our stockholders. The preferred stock purchase rights may also be redeemed, exchanged, or terminated prior to their expiration.

Amendment of Certificate of Incorporation and Bylaws

The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our bylaws may be amended or repealed by a majority vote of our Board or the affirmative vote of the holders of at least 75% of the voting power of our capital stock issued and outstanding and entitled to vote on the matter.

Limitation of Liability and Indemnification of Officers and Directors

Our certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the Delaware General Corporation Law. Our certificate of incorporation provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty or other duty as a director. However, these provisions do not eliminate or limit the liability of any of our directors:

●	for any breach of their duty of loyalty to us or our stockholders;

●	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

●	for voting or assenting to unlawful payments of dividends or other distributions; or

●	for any transaction from which the director derived an improper personal benefit.

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Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act or failure to act, or any cause of action, suit or claim that would accrue or arise prior to any amendment or repeal or adoption of an inconsistent provision. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

In addition, our certificate of incorporation provides that we must indemnify our directors and officers and we must advance expenses, including attorneys’ fees, to our directors and officers in connection with legal proceedings, subject to limited exceptions.

Notice of Share Ownership

Our bylaws contain a provision requiring any beneficial owner of three percent or more of our outstanding common stock to notify us of his or her stockholdings, as well as of any change in his or her beneficial ownership of one percent or more of our outstanding common stock. Our bylaws do not provide for any specific remedy in the event a stockholder does not comply with this provision. We do not intend to make any such information public, unless required by law or the rules of the SEC or the NYSE American.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the NYSE American. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. Its address is 250 Royall Street, Canton, MA 02021-1011, and its telephone number is 1-800-662-7232.

Our common stock is listed on the NYSE American under the symbol “OPTT.”

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DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to have shares of preferred stock be represented by depositary shares. The shares of any series of the preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company selected by us as the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable interest in the number of shares of preferred stock underlying such depositary share, to all the rights and preferences of the preferred stock underlying such depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of the preferred stock described in the applicable prospectus supplement.

Unless otherwise specified in this prospectus supplement, a holder of depositary shares is not entitled to receive the shares of preferred stock underlying the depositary shares.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares representing such preferred stock in proportion to the numbers of such depositary shares owned by such holders on the relevant record date.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto or the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Redemption of Depositary Shares

If preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of preferred stock underlying the depositary shares. Whenever we redeem preferred stock from the depositary, the depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of preferred stock that were redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, pro rata or by another equitable method as may be determined by us.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price payable upon such redemption. Any funds deposited by us with the depositary for any depositary shares which the holders thereof fail to redeem shall be returned to us after a period of two years from the date such funds are so deposited.

Voting

Upon receipt of notice of any meeting or action in lieu of any meeting at which the holders of any shares of preferred stock underlying the depositary shares are entitled to vote, the depositary will mail the information contained in such notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of such depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock underlying such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock underlying such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so.

Amendment of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary, provided, however, that any amendment which materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless such amendment has been approved by at least a majority of the depositary shares then outstanding.

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Charges of Depositary

We will pay all transfer and other taxes and governmental charges that arise solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any exchange or redemption of the preferred stock. Holders of depositary shares will pay all other transfer and other taxes and governmental charges, and, in addition, such other charges as are expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

We, or at our option, the depositary, will forward to the holders of depositary shares all reports and communications from us which we are required to furnish to the holders of preferred stock.

Neither the depositary nor we will be liable if either of us is prevented or delayed by law or any circumstances beyond our control in performing our obligations under the deposit agreement. Our obligations and those of the depositary under the deposit agreement will be limited to performance in good faith of our duties thereunder and we and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary share or preferred stock unless satisfactory indemnity has been furnished. We and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary; Termination of the Deposit Agreement

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary will be appointed by us within 60 days after delivery of the notice of resignation or removal. The deposit agreement may be terminated at our direction or by the depositary if a period of 90 days has expired after the depositary has delivered to us written notice of its election to resign and a successor depositary has not been appointed. Upon termination of the deposit agreement, the depositary will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the deposit agreement except that the depositary will continue to deliver preferred stock certificates, together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property in exchange for depositary receipts surrendered. Upon our request, the depositary shall deliver all books, records, certificates evidencing preferred stock, depositary receipts and other documents relating to the subject matter of the depositary agreement to us.

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DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock, common stock, depositary shares, purchase contracts or units that are registered pursuant to the registration statement to which this prospectus relates. We may issue warrants independently or together with other securities that are registered pursuant to the registration statement to which this prospectus relates. Warrants sold with other securities may be attached to or separate from the other securities. We will issue each series of warrants under a separate warrant agreement between us and a warrant agent that we will name in the prospectus supplement. We will describe additional terms of the warrants and the applicable warrant agreements in the applicable prospectus supplement.

General

If warrants are offered, the prospectus supplement relating to a series of warrants will include the specific terms of the warrants, including:

●	the offering price;

●	the title of the warrants;

●	the aggregate number of warrants offered;

●	the dates or periods during which the warrants can be exercised;

●	whether the warrants will be issued in individual certificates to holders or in the form of global securities held by a depositary on behalf of holders;

●	the designation and terms of any securities with which the warrants are issued;

●	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

●	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

●	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants;

●	any special tax implications of the warrants or their exercise;

●	any antidilution provisions of the warrants;

●	any redemption or call provisions applicable to the warrants; and

●	any other terms of the warrants.

Transfers and Exchanges

A holder will be able to exchange warrant certificates for new warrant certificates of different denominations, or to transfer warrants, at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to exercise, holders of warrants will have none of the rights of holders of the underlying securities.

Exercise

Holders will be able to exercise warrants up to 5:00 P.M. New York City time on the date set forth in the prospectus supplement as the expiration date.

After this time, unless we have extended the expiration date, the unexercised warrants will be void.

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Subject to any restrictions and additional requirements that may be set forth in a prospectus supplement, holders of warrants may exercise them by delivering to the warrant agent at its corporate trust office the following:

●	warrant certificates properly completed; and

●	payment of the exercise price.

As soon as practicable after the delivery, we will issue and deliver to the indicated holder the securities purchasable upon exercise. If a holder does not exercise all the warrants represented by a particular certificate, we will also issue a new certificate for the remaining number of warrants.

No Rights of Security Holder Prior to Exercise

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to:

●	in the case of warrants to purchase debt securities, payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise; or

●	in the case of warrants to purchase equity securities, the right to vote or to receive dividend payments or similar distributions on the securities purchasable upon exercise

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the relevant warrant agreement and will not assume any obligation or relationship of agency or trust for any warrant holder. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility if we default in performing our obligations under the relevant warrant agreement or warrant, including any duty or responsibility to initiate any legal proceedings or to make any demand upon us.

Title

We and the warrant agents and any of our respective agents may treat the registered holder of any warrant certificate as the absolute owner of the warrants evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the warrants so requested, despite any notice to the contrary.

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DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase common stock, preferred stock, depositary shares, other securities described in this prospectus or any combination thereof. These subscription rights may be issued independently or together with any other security offered by us and may or may not be transferable by the securityholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other investors pursuant to which the underwriters or other investors may be required to purchase any securities remaining unsubscribed for after such offering.

To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the subscription rights to purchase shares of our securities offered thereby, including the following:

●	the date of determining the securityholders entitled to the subscription rights distribution;

●	the price, if any, for the subscription rights;

●	the exercise price payable for the common stock, preferred stock, depositary shares or other securities upon the exercise of the subscription right;

●	the number of subscription rights issued to each securityholder;

●	the amount of common stock, preferred stock, depositary shares or other securities that may be purchased per each subscription right;

●	any provisions for adjustment of the amount of securities receivable upon exercise of the subscription rights or of the exercise price of the subscription rights;

●	the extent to which the subscription rights are transferable;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

●	the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights;

●	any applicable federal income tax considerations; and

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the transferability, exchange and exercise of the subscription rights.

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DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts obligating holders to purchase from us, and us to sell to the holders, a specified number, or amount, of securities at a future date or dates. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and an underlying debt or preferred security covered by this prospectus, U.S. Treasury security or other U.S. government or agency obligation. The holder of the unit may be required to pledge the debt, preferred security, U.S. Treasury security or other U.S. government or agency obligation to secure its obligations under the purchase contract.

If purchase contracts are offered, the prospectus supplement will specify the material terms of the purchase contracts, the units and any applicable pledge or depository arrangements, including one or more of the following:

●	the stated amount that a holder will be obligated to pay under the purchase contract in order to purchase the underlying security;

●	the settlement date or dates on which the holder will be obligated to purchase the underlying security and whether the occurrence of any events may cause the settlement date to occur on an earlier date and the terms on which any early settlement would occur;

●	the events, if any, that will cause our obligations and the obligations of the holder under the purchase contract to terminate;

●	the settlement rate, which is a number that, when multiplied by the stated amount of a purchase contract, determines the number, or amount, of securities that we will be obligated to sell and a holder will be obligated to purchase under that purchase contract upon payment of the stated amount of that purchase contract;

●	whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying debt or preferred security with an aggregate principal amount or liquidation amount equal to the stated amount;

●	the type of security, if any, that is pledged by the holder to secure its obligations under a purchase contract;

●	the terms of the pledge arrangement relating to the security, including the terms on which distributions or payments of interest and principal on the security will be retained by a collateral agent, delivered to us or be distributed to the holder; and

●	the amount of the contract fee, if any, that may be payable by us to the holder or by the holder to us, the date or dates on which the contract fee will be payable and the extent to which we or the holder, as applicable, may defer payment of the contract fee on those payment dates.

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DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, warrants, debt securities, subscription rights, purchase contracts or any combination of such securities. The applicable prospectus supplement will describe:

●	the securities comprising the units, including whether and under what circumstances the securities comprising the units may be separately traded;

●	the terms and conditions applicable to the units, including a description of the terms of any applicable unit agreement governing the units; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

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FOrmS OF SECURITIES

We may issue the debt securities, warrants, purchase contracts and units of any series in the form of one or more fully registered global securities that will be deposited with a depositary or with a nominee for a depositary and registered in the name of the depositary or its nominee. In that case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of outstanding registered securities of the series to be represented by such global securities. Unless and until the depositary exchanges a global security in whole for securities in definitive registered form, the global security may not be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any of its nominees to a successor of the depositary or a nominee of such successor.

The specific terms of the depositary arrangement with respect to any portion of a series of securities to be represented by a global security will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a global security will be limited to persons that have accounts with the depositary for such global security known as “participants” or persons that may hold interests through such participants.

Upon the issuance of a global security, the depositary for such global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities represented by the global security beneficially owned by the participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such securities.

Ownership of beneficial interests in such global security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for such global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in global securities.

So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable indenture, warrant agreement, purchase contract or unit agreement. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of such securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture, warrant agreement, purchase contract or unit agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for the global security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, purchase contract or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, warrant agreement, purchase contract or unit agreement, the depositary for such global security would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, purchase contracts or units represented by a global security registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of such global security. None of us, the trustees, the warrant agents, the unit agents or any of our other agents, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for any securities represented by a global security, or its nominee, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or commodities to holders in respect of such global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in such global security as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.

If the depositary for any securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and we do not appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days, we will issue such securities in definitive form in exchange for such global security. In addition, we may at any time and in our sole discretion determine not to have any of the securities of a series represented by one or more global securities and, in such event, will issue securities of such series in definitive form in exchange for all of the global security or securities representing such securities. Any securities issued in definitive form in exchange for a global security will be registered in such name or names as the depositary shall instruct the relevant trustee, warrant agent or other relevant agent of ours. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in such global security.

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PLAN OF DISTRIBUTION

We may sell our securities from time to time through underwriters, dealers or agents or directly to purchasers, in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We may also sell our securities upon the exercise of subscription rights that may be distributed to security holders. We may use these methods in any combination.

We will describe the terms of the offering of the securities in a prospectus supplement, information incorporated by reference or any related free writing prospectus, including:

●	the name or names of any underwriters, if any;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

Only underwriters we name in the prospectus supplement, information incorporated by reference or any related free writing prospectus are underwriters of the securities offered thereby.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on the NASDAQ or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

By Underwriters

We may use an underwriter or underwriters in the offer or sale of our securities.

●	If we use an underwriter or underwriters, the offered securities will be acquired by the underwriters for their own account.

●	We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the prospectus supplement.

●	The underwriters will use this prospectus and the prospectus supplement to sell our securities.

We may also sell securities pursuant to one or more standby agreements with one or more underwriters in connection with the call, redemption or exchange of a specified class or series of any of our outstanding securities. In a standby agreement, the underwriter or underwriters would agree either:

●	to purchase from us up to the number of shares of common stock that would be issuable upon conversion or exchange of all the shares of the class or series of our securities at an agreed price per share of common stock; or

36

●	to purchase from us up to a specified dollar amount of offered securities at an agreed price per offered security, which price may be fixed or may be established by formula or other method and which may or may not relate to market prices of our common stock or any other outstanding security.

The underwriter or underwriters would also agree, if applicable, to convert or exchange any securities of the class or series held or purchased by the underwriter or underwriters into or for our common stock or other security.

The underwriter or underwriters may assist in the solicitation of conversions or exchanges by holders of the class or series of securities.

By Dealers

We may use a dealer to sell our securities.

●	If we use a dealer, we, as principal, will sell our securities to the dealer.

●	The dealer will then resell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

●	We will include the name of the dealer and the terms of our transactions with the dealer in the prospectus supplement.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

By Agents

We may designate agents to solicit offers to purchase our securities.

●	We will name any agent involved in offering or selling our securities and any commissions that we will pay to the agent in the prospectus supplement.

●	Unless we indicate otherwise in the prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

●	Our agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.

By Delayed Delivery Contracts

We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

●	If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

●	These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement.

●	We will indicate in the prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

Direct Sales

We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional or other investors, including our affiliates. We will describe the terms of our direct sales in the prospectus supplement. We may also sell our securities upon the exercise of rights which we may issue.

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General Information

Underwriters, dealers and agents that participate in the distribution of our securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive and any profit they make on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in a prospectus supplement. We may indemnify agents, underwriters and dealers against certain civil liabilities, including liabilities under the Securities Act, or make contributions to payments they may be required to make relating to those liabilities. Our agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Each series of securities offered by this prospectus (other than common stock) may be a new issue of securities with no established trading market. Any underwriters to whom securities offered by this prospectus are sold by us for public offering and sale may make a market in the securities offered by this prospectus, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities offered by this prospectus.

Representatives of the underwriters through whom our securities are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum.

Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us and our subsidiaries in the ordinary course of business.

Fees and Commissions

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or other offering materials; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be less than this amount.

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed on for us by Porter Hedges LLP, Houston, Texas. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

The consolidated balance sheets of Ocean Power Technologies, Inc. and subsidiaries as of April 30, 2023 and 2022 and the related consolidated statements of operations, comprehensive loss, stockholders’ equity, and cash flows for each of the years then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses, all of which will be borne by us, in connection with the sale and distribution of the securities being registered, other than the underwriting discounts, commissions, and expenses. All amounts shown are estimates except for the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee		$14,760
Accounting fees and expenses	$	*
Legal fees and expenses	$	*
Printing and engraving expenses	$	*
Transfer agent fees	$	*
Miscellaneous	$	*
Total	$	*

*	Estimated expenses are presently not known and cannot be estimated.

Item 15. Indemnification of Directors and Officers.

Section 102 of the General Corporation Law of the State of Delaware permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Registrant’s certificate of incorporation provides that no director of the Registrant shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as director, notwithstanding any provision of law imposing such liability, except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The Registrant’s certificate of incorporation provides that the Registrant will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Registrant) by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Registrant, or is or was serving, or has agreed to serve, at the Registrant’s request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the Registrant’s best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

II-1

The Registrant’s certificate of incorporation provides that the Registrant will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of the Registrant to procure a judgment in the Registrant’s favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer of the Registrant, or is or was serving, or has agreed to serve, at the Registrant’s request as a director, officer, partner, employee or trustee or, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by the Registrant against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.

The Registrant maintains a general liability insurance policy that covers certain liabilities of the Registrant’s directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

The Registrant’s directors and officers are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended, which might be incurred by them in such capacities and against which they cannot be indemnified by the Registrant.

Item 16. Exhibits.

Exhibit No.	Description of Exhibit
1.1	Form of Underwriting Agreement.*
3.1	Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 10-Q (File no. 1-33417) filed on September 14, 2007).
3.2	Certificate of Amendment to Certificate of Incorporation of the Company, filed with the Secretary of State of the State of Delaware on October 27, 2015 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 28, 2015).
3.3	Certificate of Amendment to Certificate of Incorporation of the Company, filed with the Secretary of State of the State of Delaware on October 21, 2016 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 21, 2016).
3.4	Certificate of Amendment to Certificate of Incorporation of the Company, filed with the Secretary of State of the State of Delaware on March 8, 2019 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on March 8, 2019).
3.5	Certificate of Designations of Series A Participating Preferred Stock of Ocean Power Technologies, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K/A filed on June 30, 2023).
3.6

Amended and Restated Bylaws of Ocean Power Technologies, Inc. effective as of June 9, 2023 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 9, 2023).

4.1	Specimen certificate for Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K filed on July 28, 2023).
4.2	Section 382 Tax Benefits Preservation Plan, dated as of June 29, 2023, by and between Ocean Power Technologies, Inc. and Computershare Trust Company, N.A., as Rights Agent (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on June 30, 2023).
4.3	Form of Senior Indenture (incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-3 filed on February 12, 2016) (File No. 333-209517).
4.4	Form of Senior Subordinated Indenture (incorporated by reference to Exhibit 4.6 to the Company’s Registration Statement on Form S-3 filed on February 12, 2016) (File No. 333-209517).
4.5	Form of Subordinated Indenture (incorporated by reference to Exhibit 4.7 to the Company’s Registration Statement on Form S-3 filed on February 12, 2016) (File No. 333-209517).

II-2

4.6	Form of Senior Debt Security (included in Exhibit 4.4).
4.7	Form of Senior Subordinated Debt Security (included in Exhibit 4.5).
4.8	Form of Subordinated Debt Security (included in Exhibit 4.6).
4.9	Form of Subscription Rights Agreement and Form Subscription Rights Certificate.*
4.10	Form of Purchase Contract.*
4.11	Form of Unit Agreement.*
4.12	Form of Pledge Agreement.*
4.13	Form of Deposit Agreement.*
4.14	Form of Depositary Share.*
5.1	Opinion of Porter Hedges LLP with respect to legality of the securities, including consent.**
21.1	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to the Registrant’s Annual Report on Form 10-K for the year ended April 30, 2023).
23.1	Consent of EisnerAmper LLP.**
23.2	Consent of Porter Hedges LLP (included in Exhibit 5.1).**
24.1	Power of Attorney (contained in signature pages).
25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture.***
25.2	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture.***
107	Filing Fee Exhibit.

*	We will file as an exhibit to a current report on Form 8-K (i) any underwriting agreement relating to securities offered hereby, (ii) the instruments setting forth the terms of the depositary shares, warrants, subscription rights, purchase contracts or units, (iii) any additional required opinion of counsel as to the legality of the securities offered hereby or (iv) any required opinion of counsel as to certain tax matters relative to securities offered hereby.
**	Filed herewith.
***	To be filed, if necessary, separately under the electronic form type 305B2 pursuant to Section 305(B)(2) of the Trust Indenture Act of 1939, as amended.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Monroe, State of New Jersey, on the 1st day of December, 2023.

OCEAN POWER TECHNOLOGIES, INC.

By:	/s/ Philipp Stratmann
Philipp Stratmann
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We the undersigned officers and directors of Ocean Power Technologies, Inc., hereby, severally constitute and appoint Philipp Stratmann and Robert Powers, each of them singly, our true and lawful attorneys with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and any subsequent registration statement for the same offering which may be filed under Rule 462(b) and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Ocean Power Technologies, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto or to any subsequent registration statement for the same offering which may be filed under Rule 462(b).

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Philipp Stratmann	President, Chief Executive Officer	December 1, 2023
Philipp Stratmann	and Director (Principal Executive Officer)

/s/ Robert Powers	Chief Financial Officer	December 1, 2023
Robert Powers	(Principal Financial Officer)

/s/ Joseph DiPietro	Controller and Treasurer	December 1, 2023
Joseph DiPietro	(Principal Accounting Officer)

/s/ Terence J. Cryan	Chairman of the Board and Director	December 1, 2023
Terence J. Cryan

/s/ Clyde W. Hewlett	Director	December 1, 2023
Clyde W. Hewlett

/s/ Diana G. Purcel	Director	December 1, 2023
Diana G. Purcel

/s/ Peter E. Slaiby	Director	December 1, 2023
Peter E. Slaiby

/s/ Natalie M. Lorenz-Anderson	Director	December 1, 2023
Natalie M. Lorenz-Anderson

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